Exhibit 1.1

Execution Version

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

5,250,000 COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

Underwriting Agreement

March 26, 2013

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

as representatives of the several underwriters on Schedule I hereto

c/o Barclays Capital Inc.,

745 Seventh Avenue

New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

Ladies and Gentlemen:

Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,250,000 common units representing limited partner interests in the Partnership (“Common Units”) and, at the election of the Underwriters, up to 787,500 additional Common Units. The aggregate of 5,250,000 Common Units is herein called the “Firm Units” and the aggregate of 787,500 additional Common Units is herein called the “Optional Units.” The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units.”

Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), and the Partnership are hereinafter referred to collectively as the “Calumet Parties.” The General Partner, the Partnership, Calumet Operating, LLC, a Delaware limited liability company (the “Operating Company”), Calumet LP GP, LLC, a Delaware limited liability company (the “OLP GP”), and the Operating Subsidiaries (as defined below) are hereinafter referred to collectively as the “Partnership Entities.”

Calumet Shreveport, LLC, an Indiana limited liability company (“Calumet Shreveport”), Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company (“Shreveport Lubes”), Calumet Shreveport Fuels, LLC, an Indiana limited liability company (“Shreveport Fuels” and together with Shreveport Lubes, the “Shreveport Subsidiaries”), Calumet Superior, LLC, a Delaware limited liability company (“Calumet Superior”), Calumet Montana Refining, LLC, a Delaware limited liability company (“Calumet Montana”), Royal Purple, LLC, a Delaware limited liability company (“Royal Purple”), Calumet RP I, LLC, a Delaware limited liability company (“Calumet RP I”), Calumet RP II, LLC, a Delaware limited liability company (“Calumet RP II”), Calumet RP III, a Delaware limited liability company (“Calumet RP III”), Calumet RP IV, a Delaware limited liability company (“Calumet RP IV” and together with Calumet RP I, Calumet RP II and Calumet RP III, the “Calumet RP Entities”), Calumet Penreco, LLC, a Delaware limited liability company (“Calumet Penreco”), Calumet Missouri, LLC, a Delaware limited liability company (“Calumet Missouri”), TruSouth Oil, LLC, a Louisiana limited liability company (“TruSouth Oil”), and Calumet San Antonio Refining, LLC, a Delaware limited liability company (“Calumet San Antonio”), and Calumet North Dakota, LLC, a Delaware limited liability company (“Calumet North Dakota”), are hereinafter referred to collectively as the “Operating LLCs.”

The Operating LLCs, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”), Calumet Sales Company Incorporated, a Delaware corporation (“Reseller”), and S&S International Mining Enterprises, Inc., an Arizona corporation (“S&S International”), are hereinafter referred to collectively as the “Operating Subsidiaries.”

1. Representations, Warranties and Agreements of the Calumet Parties. The Calumet Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) Registration. A registration statement on Form S-3 (File No. 333-170390) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference therein, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act previously approved by the representatives of the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Entities, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Units, is hereinafter called the “Basic Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus;” the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Units that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement;” the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus;” the final prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus;” any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”); any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”). For purposes of this Agreement, the “Applicable Time” is 8:15 a.m. (New York City time) on the date of this Agreement.

(b) No Stop Orders; No Material Misstatements or Omissions in any Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Barclays Capital Inc. expressly for use therein.

(c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through Barclays Capital Inc. expressly for use therein.

(d) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information, if any, listed on Schedule II(A) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(A) or Schedule II(B) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in the Pricing Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, the representation and warranty in this Section 1(d) shall not apply to any statements or omissions made in the Registration Statement, the Prospectus or the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Barclays Capital Inc. expressly for use therein.

(e) No Material Misstatements or Omissions in the Incorporated Documents. The Incorporated Documents, when they were filed with the Commission or, in the case of the registration statement on Form 8-A, when it became effective, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, or in the case of any registration statement on Form 8-A, when it becomes effective, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Barclays Capital Inc. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement.

(f) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly incorporated or formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the laws of its respective jurisdiction of incorporation, formation or limited partnership, with all necessary corporate, limited liability company or limited partnership power and authority, as the case may be, to enter into this Agreement (in the case of the Calumet Parties), to own or lease its properties and to conduct its business, and, in the case of the General Partner and the OLP GP, to act as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus.

(g) Foreign Qualifications of the Partnership Entities. Each of the Partnership Entities is duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to each Time of Delivery, the “Partnership Agreement”); and the General Partner owns of record such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the Partnership Agreement), security interests, charges or claims.

(i) Partnership Interests Outstanding. As of the date hereof (and prior to the issuance of the Firm Units), the issued and outstanding limited partner interests of the Partnership consist of 63,279,778 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement); and all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus and the Prospectus under the Caption “The Partnership Agreement —Limited Liability” or by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns all of the Incentive Distribution Rights, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus and the Prospectus or otherwise contained in the Partnership Agreement), security interests, charges or claims.

(j) Valid Issuance of the Units. The Units and the limited partner interests represented thereby are duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus and the Prospectus under the caption “The Partnership Agreement – Limited Liability” or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(k) Ownership of the Operating Company, the OLP GP and the Operating Subsidiaries. The Partnership owns, directly or indirectly, 100% of the capital stock, membership interests or partnership interests, as applicable, in each of the Operating Company, the OLP GP and the Operating Subsidiaries; such capital stock, membership interests or partnership interests, as applicable, have been duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws, limited liability company agreement or partnership agreement, as applicable, of such entity (as the same may be amended or restated at or prior to each Time of Delivery) and are fully paid (to the extent required under such applicable organizational documents, as the same may be amended or restated at or prior to each Time of Delivery) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (ii) in the case of an interest in a Indiana limited partnership, as such nonassessability may be affected by Indiana Code (“IC”) 23-16-6-2 and IC 23-16-7-8 of the Indiana Uniform Limited Partnership Act (the “Indiana LP Act”), (iii) in the case of an interest in an Indiana limited liability company, as such nonassessability may be affected by IC 23-18-5-1(c) and IC 23-18-5-7 of the Indiana Business Flexibility Act (the “Indiana LLC Act”), and (iv) in the case of a general partner interest in Calumet and a membership interest in TruSouth Oil, provided that Calumet has no obligation to make further payments or contributions to TruSouth Oil solely by reason of its ownership of its membership interest in or its status as a member of TruSouth Oil (except to the extent required under the limited liability company agreement of TruSouth Oil, as the same may be amended or restated at or prior to each Time of Delivery); and the Partnership owns of record, directly or indirectly, such capital stock, membership interests or partnership interests, as applicable, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or

otherwise contained in such applicable organizational documents, as the same may be amended or restated at or prior to each Time of Delivery), security interests, charges or claims, other than those arising under (i) the Partnership’s Amended and Restated Credit Agreement, dated as of June 24, 2011 and as amended on December 28, 2011 (as the same may be amended or restated at or prior to each Time of Delivery, the “Credit Agreement”), (ii) the Amended and Restated ISDA Master Agreement, dated as of January 3, 2008, between Calumet and J. Aron & Company, as amended on September 30, 2011 (as the same may be amended or restated at or prior to each Time of Delivery, the “J. Aron ISDA Agreement”), (iii) the ISDA Master Agreement, dated as of December 21, 2000, between Calumet and Koch Petroleum Group, L.P., as amended on April 18, 2006, September 3, 2009, April 21, 2011, May 13, 2011 and September 21, 2011 (as the same may be amended or restated at or prior to each Time of Delivery, the “Koch ISDA Agreement”), (iv) the ISDA Master Agreement, dated as of July 26, 2006, between Calumet and Merrill Lynch Commodities, Inc., as amended on July 24, 2012 (as the same may be amended or restated at or prior to each Time of Delivery, the “Merrill ISDA Agreement”), (v) the ISDA Master Agreement, dated as of April 24, 2006, between Calumet and Bank of America, N.A. (as the same may be amended or restated at or prior to each Time of Delivery, the “BOA ISDA Agreement”), (vi) the ISDA Master Agreement, dated as of October 3, 2011, between Calumet and Barclays Bank PLC (as the same may be amended or restated at or prior to each Time of Delivery, the “Barclays ISDA Agreement”), (vii) the ISDA Master Agreement, dated as of October 4, 2011, between Calumet and BP Products North America Inc. (as the same may be amended or restated at or prior to each Time of Delivery, the “BPNNA ISDA Agreement”), (viii) the ISDA Master Agreement, dated as of June 1, 2012, between Calumet and Macquarie Bank Limited (as the same may be amended or restated at or prior to each Time of Delivery, the “Macquarie ISDA Agreement”), (ix) the ISDA Master Agreement, dated as of November 9, 2012, between Calumet Superior and BP Energy Company (as the same may be amended or restated at or prior to each Time of Delivery, the “BP Energy ISDA Agreement”), and the Collateral Trust Agreement, dated as of April 21, 2011 by and among Calumet, certain of Calumet’s affiliates party thereto from time to time, as guarantors, the counterparties party thereto from time to time and Bank of America, N.A., as administrative agent, as amended on April 21, 2011 and September 30, 2011 (such agreement, as the same may be amended or restated at or prior to each Time of Delivery and together with the J. Aron ISDA Agreement, the Koch ISDA Agreement, the Merrill ISDA Agreement, the BOA ISDA Agreement, the Barclays ISDA Agreement, the BPPNA ISDA Agreement, the Macquarie ISDA Agreement and the BP Energy ISDA Agreement, the “ISDA Agreements”).

(l) Ownership of the Membership Interests in the General Partner. The Heritage Group, an Indiana general partnership (“Heritage”), certain trusts associated with Fred M. Fehsenfeld, Jr. (collectively, “Fehsenfeld”), and Grube Grat, LLC, an Indiana limited liability company (“Grube Grat”), own of record a 51%, 19% and 30% membership interest in the General Partner, respectively; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Time of Delivery, the “General Partner Agreement”) and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Grube Grat and Fehsenfeld and, to the knowledge of the Calumet Parties, Heritage, own of record such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Agreement), security interests, charges or claims.

(m) No Other Subsidiaries. Other than the Partnership’s ownership of its 100% membership interest in the Operating Company, the Operating Company’s ownership of its 90% limited partner interest in Calumet and 100% membership interest in the OLP GP, the OLP GP’s ownership of its 10% general partner interest in Calumet, Calumet’s ownership of its 100% equity interest in Reseller and S&S International and its 100% membership interest in each of Calumet Shreveport, Calumet Superior, Calumet Penreco, Calumet Missouri, Calumet Montana, the Calumet RP Entities, TruSouth Oil and Calumet North Dakota, Calumet Shreveport’s 100% membership interest in each of the Shreveport Subsidiaries, Shreveport Fuel’s 100% membership interest in Calumet San Antonio, and Calumet RP I’s, Calumet RP II’s, Calumet RP III’s and Calumet RP IV’s 10%, 20%, 30% and 40% membership interest in Royal Purple, respectively, none of the Partnership, the Operating Company, the OLP GP or the Operating Subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership’s 100% equity interest in Calumet Finance Corp., a Delaware corporation, and Calumet North Dakota’s 50% membership interest in Dakota Prairie Refining, LLC, a Delaware limited liability company.

(n) No Preemptive Rights, Registration Rights or Options. Except as described in the Pricing Disclosure Package and the Prospectus, and except for transfer restrictions as set forth in the Organizational Documents (as defined below), there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any Partnership Entity, in each case pursuant to the limited liability company agreement or partnership agreement, as the case may be, of such Partnership Entity (all such agreements, collectively, the “Organizational Agreements”) or the certificates or articles of incorporation, limited partnership or formation, bylaws or other organizational documents, as the case may be, of such Partnership Entity (collectively with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which such Partnership Entity is a party or by which such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering and sale of the Units contemplated hereby gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than (i) as described in the Pricing Disclosure Package, the Prospectus and the Partnership Agreement and (ii) as have been waived.

(o) Authority and Authorization. The Partnership has all necessary partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Calumet Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(p) Due Execution and Delivery of Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Calumet Parties.

(q) Enforceability of Other Agreements. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and each of the Organizational Agreements (other than the Partnership Agreement) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(r) No Violations. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement.

(s) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or their respective properties or assets is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Calumet Parties or the consummation by the Calumet Parties of the transactions contemplated by this Agreement, except (i) for such consents which (A) may be required under applicable federal or state securities or “blue sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of FINRA in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Prospectus, (B) have been, or prior to the First Time of Delivery will be, obtained, and (C) if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform its obligations under this Agreement and (ii) as disclosed in the Pricing Disclosure Package and the Prospectus.

(t) No Violation or Default. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) and (iii), would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement.

(u) Conformity of Securities to Description in the Pricing Disclosure Package and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(v) Investment Company. None of the Partnership Entities is now and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in each of the Pricing Disclosure Package and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Independent Public Accountants. Ernst & Young LLP, who have certified certain audited financial statements of the Partnership and the General Partner included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to such entities as required by the Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board. Briggs & Veselka Co., who have certified certain audited financial statements relating to Royal Purple included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Royal Purple as required by the Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board. Deloitte & Touche LLP, who have certified certain audited financial statements relating to Calumet Montana and Great Divide Pipeline Corporation included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Calumet Montana and Great Divide Pipeline Corporation as required by the Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(x) Financial Statements. At December 31, 2012, the Partnership would have had, on the consolidated, as adjusted basis indicated in the Pricing Disclosure Package and the Prospectus, a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein; provided, however, that, as to financial information with respect to Royal Purple and Calumet Montana and Great Divide Pipeline Corporation, such representation is made to the knowledge of the executive officers of the General Partner. The selected historical and pro forma financial information included or incorporated by reference in the Registration Statement, the Pricing

Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived and present fairly in all material respects the information shown thereby. The pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(y) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations thereunder and the rules of the Nasdaq Stock Market, LLC (“NASDAQ”) that are effective and applicable to the Partnership.

(z) No Material Changes. Since the date of the most recent financial statements of the Partnership included in or incorporated by reference into the Pricing Disclosure Package, (i) none of the Partnership Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto); and (ii) subsequent to the respective dates as of which such information is given in the Pricing Disclosure Package, there has not been any change in the capitalization or increase in long-term debt of any of the Partnership Entities that would have a Material Adverse Effect or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners’ capital, members’ equity, or results of operations of any of the Partnership Entities, taken as a whole; in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto).

(aa) Title to Real Property. The Operating Company and the Operating Subsidiaries, as the case may be, have good and indefeasible title to all real property (save and except “rights-of-way” (as defined in subsection (ii) below)) and good title to all personal property owned by them, in each case free and clear of all (i) liens and security interests except (a) liens or security interests securing indebtedness incurred, assumed or agreed to by the Operating Company or any of the Operating Subsidiaries, (b) liens for real property taxes, assessments and other governmental charges not delinquencies or that are currently being contested in good faith by appropriate proceedings, and (c) mechanics’ and materialman’s liens not filed of record and similar charges not delinquent or that are filed of record but are being contested in good faith by appropriate proceedings, or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus or (2) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

provided that, with respect to any real property and buildings held under lease by the Operating Company, Calumet and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Disclosure Package and the Prospectus which are not reasonably expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

(cc) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except as described in the Pricing Disclosure Package and the Prospectus; each of the Partnership Entities has fulfilled and performed all its obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such obligations, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Tax Returns. Each of the Partnership Entities which are required to do so has filed (or has obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(ee) Environmental Matters. Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being operated, (iii) are in compliance with all terms and conditions of any such permits received, and (iv) to the knowledge of the Calumet Parties, do not have any liability in connection with the release into the environment of any Hazardous Material resulting from their operations, except where such failure to comply with Environmental Laws, failure to timely apply for or receive such required permits, failure to comply with the terms and conditions of such received permits or liability in connection with such releases, would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(ff) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists, or, to the knowledge of the Calumet Parties, is imminent, except as would not have a Material Adverse Effect.

(gg) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

(hh) Legal Proceedings or Contracts Required to be Described or Filed. Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Calumet Parties, threatened against any of the Calumet Parties or to which any of the Partnership Entities is a party or of which any property of any of the Partnership Entities is the subject that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(ii) Trading. The Units will be, when issued, traded on the Nasdaq Global Select Market.

(jj) Not Ineligible Issuer. At (i) the time of filing the Initial Registration Statement and (ii) the earliest time after the filing of the Initial Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Act.

(kk) Internal Control Over Financial Reporting and Disclosure Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Partnership’s internal control over financial reporting is effective and the Partnership is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no significant change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it submits or files under the Exchange Act is made known to the General Partner’s management, including its principal executive officer and principal financial officer, to allow for timely decisions regarding required disclosure; and such disclosure controls and procedures are effective at the reasonable assurance level.

(ll) Internal Accounting Controls. The Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) No Legal Actions. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Calumet Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, if determined adversely to any of the Partnership Entities, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering, issuance and sale of the Units.

(nn) Other Actions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s state of formation and the terms of any such subsidiary’s governing instruments or (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(oo) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) any Time of Delivery and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 6 of this Agreement, or other materials, if any, permitted by the Act, including Rule 134 of the rules and regulations under the Act.

(pp) Stabilization. Except as stated in this Agreement, the Pricing Disclosure Package and the Prospectus, the Partnership has not taken, directly or indirectly, any action designed to or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(qq) No Unlawful Payments. None of the Partnership Entities nor, to the knowledge of the Calumet Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Calumet Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rr) Compliance with Money Laundering Laws. The operations of the Partnership Entities are, and have been conducted, at all times for the past seven years, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Calumet Parties, threatened.

(ss) Compliance with OFAC. None of the Partnership Entities or, to the knowledge of the Calumet Parties, any director, officer, agent or employee of the Partnership Entities is currently listed under any U.S. sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership Entities will not use the proceeds of the offering of the Securities and the Guarantees hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the express purpose of financing the activities of any person currently listed under any U.S. sanctions program administered by OFAC.

(tt) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu) Statistical and Market Data. Nothing has come to the attention of the Calumet Parties that has caused the Calumet Parties to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

The price of the Firm Units shall be $36.00 per unit. The price of the Optional Units shall be $36.00 per unit, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Optional Units.

The Partnership hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 787,500 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Offering of Units by the Underwriters. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery and Payment for the Units. (a) The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as Barclays Capital Inc. may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to Barclays Capital Inc., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Barclays Capital Inc. at least forty-eight hours in advance. If the Units are represented by certificates, the Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on April 1, 2013 or such other time and date as Barclays Capital Inc. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Barclays Capital Inc. in the written notice given by Barclays Capital Inc. of the Underwriters’ election to purchase such Optional Units, or such other time and date as Barclays Capital Inc. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents reasonably requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Further Agreements of the Calumet Parties. Each of the Calumet Parties agrees with each of the Underwriters:

(a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; (iii) to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; (iv) to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; (v) to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Units; (vi) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, (vii) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Qualification of Securities. Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(c) Copies of Documents to Underwriters. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) Reports to Unitholders. To make generally available to its unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

(e) Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, hedge, contract to sell, pledge, grant an option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Barclays Capital Inc.; provided, however, that the foregoing restrictions do not apply to any existing employee benefit plans of the Partnership;

(f) Copies of Public Documents. During a period of two years from the effective date of the Registration Statement, to furnish or make available to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partnership equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders a consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;

(g) Copies of Reports. During a period of two years from the effective date of the Registration Statement, to furnish or make available to you copies of all reports or other communications (financial or other) furnished to its unitholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed;

(h) Use of Proceeds. To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds;”

(i) Rule 462(b) Registration Statement. If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j) License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(k) No Fiduciary Duty. That (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or any of the other Partnership Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership or any of the other Partnership Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or any of the other Partnership Entities on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) each of the Partnership Entities has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Calumet Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or any of the other Partnership Entities, in connection with such transaction or the process leading thereto.

6. Use of Free Writing Prospectus.

(a) Free Writing Prospectus. The Calumet Parties, jointly and severally, represent and agree that, without the prior consent of Barclays Capital Inc., it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership, Barclays Capital Inc., it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Calumet Parties and the Underwriters each represent and agree that any such free writing prospectus the use of which has been consented to by the Partnership, Barclays Capital Inc. is listed on Schedule II(A) or Schedule II(B) hereto.

(b) Use of Issuer Free Writing Prospectus. Each of the Calumet Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) Information in Issuer Free Writing Prospectus. Each of the Calumet Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to Barclays Capital Inc. and, if requested by Barclays Capital Inc., to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Barclays Capital Inc. expressly for use therein.

7. Expenses. Each of the Calumet Parties covenants and agrees with one another and with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in

Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on NASDAQ; (v) the filing fees incident to any required review by FINRA of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Calumet Parties in connection with any “road show” presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Calumet Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Calumet Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Calumet Parties, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of such Time of Delivery, with respect to the issuance and sale of the Units and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Vinson & Elkins L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Each of the Partnership, the General Partner, the Operating Company, the OLP GP, Calumet Penreco, Calumet Superior, Reseller, Calumet Missouri, Calumet Montana, the Calumet RP Entities, Royal Purple, Calumet San Antonio and Calumet North Dakota (each, a “Delaware

Entity”) has been duly incorporated or formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the Delaware General Corporation Law (the “DGCL”), the Delaware LLC Act or the Delaware LP Act, with all necessary corporate, limited liability company or limited partnership power and authority, as applicable, to own or lease its properties and to conduct its business and, in the case of the General Partner and the OLP GP, to serve as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of the Delaware Entities is duly registered or qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

(ii) The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; and such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the Credit Agreement and the ISDA Agreements.

(iii) The OLP GP and the Operating Company own of record a 10% general partner interest and a 90% limited partner interest, respectively, in Calumet free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the partnership agreement of Calumet (as the same may be amended or restated at or prior to each Time of Delivery, the “Calumet Agreement”)), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP GP and the Operating Company, respectively, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising under the Credit Agreement and the ISDA Agreements.

(iv) The Common Units, the Incentive Distribution Rights and the limited partner interests represented thereby outstanding as of the date hereof (and prior to the issuance of the Firm Units) have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and may be affected by matters described in the Pricing Prospectus under the caption “The Partnership Agreement —Limited Liability”). As of the date hereof (and prior to the issuance of the Firm Units), the issued and outstanding limited partner interests of the Partnership consist of 63,279,778 Common Units and the Incentive Distribution Rights. The General Partner owns of record all of the Incentive Distribution Rights free and clear of all liens, encumbrances (except restrictions on transferability described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the

Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(v) The Firm Units or the Optional Units, as the case may be, to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and may be affected by matters described in the Pricing Prospectus and the Prospectus under the caption “The Partnership Agreement – Limited Liability”).

(vi) The Partnership owns, directly or indirectly, 100% of the capital stock or membership interests, as applicable, in each of the Delaware Entities (other than the Partnership and the General Partner); and such capital stock or membership interests, as applicable, have been duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws or limited liability company agreement, as applicable, of such Delaware Entity (as the same may be amended or restated at or prior to each Time of Delivery) and are fully paid (to the extent required under such applicable organizational documents, as the same may be amended or restated at or prior to each Time of Delivery) and nonassessable (except, in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act). The Partnership directly or indirectly owns such membership interests in each of the Operating Company and the OLP GP free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the limited liability company agreement of the Operating Company and the OLP GP, respectively, as the same may be amended or restated at or prior to each Time of Delivery), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership and the Operating Company, respectively, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreement and the ISDA Agreements.

(vii) To the knowledge of such counsel, without independent investigation or verification, Heritage, Grube Grat and Fehsenfeld own a 51%, 30% and 19% membership interest in the General Partner, respectively; and such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

(viii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any of the

Partnership, the Operating Company, the OLP GP, Calumet Penreco, Calumet Superior, Reseller, Calumet Missouri, Calumet Montana, the Calumet RP Entities, Royal Purple, Calumet San Antonio or Calumet North Dakota (the “Delaware Partnership Entities”), in each case pursuant to the Partnership Agreement, the limited liability company agreements of the Operating Company, the OLP GP, Calumet Penreco, Calumet Superior, Calumet Missouri, Calumet Montana, the Calumet RP Entities, Royal Purple, Calumet San Antonio and Calumet North Dakota (such limited liability company agreements, the “Delaware Operating Agreements”), the certificate of incorporation and bylaws of Reseller or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which the Delaware Partnership Entities are a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Firm Units or the Optional Units, as the case may be, as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership under any agreement or instrument listed as an exhibit to the Registration Statement or under any other agreement or instrument identified by management of the Partnership as containing such rights, other than (i) as described in the Pricing Disclosure Package, the Prospectus and Partnership Agreement and (ii) as have been waived.

(ix) The Partnership has all necessary partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.

(x) This Agreement has been duly authorized, executed and delivered by each of the Calumet Parties.

(xi) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with their respective terms, and each of the General Partner Agreement and the Delaware Operating Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) the Enforceability Exceptions and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xii) None of the offering, issuance and sale by the Partnership of the Firm Units or the Optional Units, as the case may be, being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement certificate of incorporation or bylaws, as the case may be, of any of the Delaware Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any other agreement filed as an exhibit to the Registration Statement (excluding the Credit Agreement and the ISDA Agreements), or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or any order, judgment, decree or injunction known to such counsel of any Delaware or federal court to which any of the Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clauses (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement; provided, however, that counsel need not express any opinion with respect to any federal or state securities laws, blue sky laws, federal laws, federal or state antifraud laws, rules and regulations.

(xiii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required for the offering, issuance and sale by the Partnership of the Firm Units or the Optional Units, as the case may be, the execution, delivery and performance of this Agreement by the Calumet Parties or the consummation by the Calumet Parties of the transactions contemplated by this Agreement, except (i) for such consents which (A) may be required under applicable federal or state securities or “Blue Sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of FINRA in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Prospectus, in each case as to which such counsel need not express any opinion, (B) have been, or prior to the First Time of Delivery will be, obtained or made, (C) are of a routine or administrative nature, (D) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, (E) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, and (F) if not obtained or made, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement, and (ii) as disclosed in the Pricing Disclosure Package and the Prospectus.

(xiv) The statements set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 under the caption “Cash Distribution Policy” and in the Pricing Prospectus and Prospectus under the caption “Description of the Common Units” fairly describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate summaries in all material respects; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus under the captions “Summary—The Offering,” “Description of the Common Units,” “The Partnership Agreement” and “Our Cash Distribution Policy and Restrictions on Distributions.”

(xv) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed between the date hereof and the First Delivery Date is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvi) The Registration Statement was declared effective under the Act on November 22, 2010; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xvii) The Registration Statement, on the effective date and at such Time of Delivery, and the Prospectus or any further amendment and supplement thereto, made by the Partnership prior to such Time of Delivery (other than the financial statements, notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus or other financial or accounting data included in or incorporated by reference into the Registration Statement the Pricing Prospectus or the Prospectus, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(xviii) None of the Partnership Entities is, and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, none of them will be, an “investment company” as defined in the Investment Company Act.

(xix) To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Exchange Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and you and your representatives, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, or undertaking to determine independently, the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraph (xiv) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into the Registration Statement or other financial or accounting data included in or incorporated by reference into the Registration Statement, as to which such counsel need not express any opinion), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into the Pricing Disclosure Package or other financial or accounting data included in or incorporated by reference into the Pricing Disclosure Package, as to which such counsel need not express any opinion), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into the Prospectus or other financial or accounting data included in or incorporated by reference into the Prospectus, as to which such counsel need not express any opinion), as of its issue date and as of such Time of Delivery, included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely, without independent investigation or verification, with respect to matters of fact, upon representations of the Calumet Parties set forth in this Agreement, certificates of officers of the Partnership Entities and upon information obtained from public officials and from officers, employees and representatives of the Partnership Entities, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from governmental officials reviewed by them is accurate, complete and authentic, and all official public records are accurate and complete, (D) assume that, to the extent documents constitute agreements of parties other than the Partnership Entities, they are valid and binding obligations of such other parties, enforceable against such other parties in accordance with their terms, (E) assume that all parties to this Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of this Agreement, (F) state that their opinion is limited to matters governed by federal laws of the United States of America (to the extent specifically referred to their opinion), the Delaware LP Act, the Delaware LLC Act and the DGCL, in each case as currently in effect, and state that they express no opinion as to the law of any other jurisdiction, (G) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Delaware Entities, state that such opinions are based upon the opinions of counsel provided pursuant to Sections 8(d) and 8(e) of this Agreement and upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex I to this Agreement (each of which shall be dated as of a date not more than fourteen days prior to such Time of Delivery and shall be provided to you) and, with respect to certain States, upon verbal assurances provided by the Secretary of State of the States listed on Annex I to this Agreement to CT Corporation to that effect, (H) with respect to the opinions expressed in paragraph (iii), the second sentence of paragraphs (ii) and (vi) and the third sentence of paragraph (iv) above, rely on reports prepared by CT Corporation (each of which shall be dated as of a date not more than fourteen days prior to such Time of Delivery and shall be provided to you), purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware naming the General Partner, the Partnership, or the Operating Company, or one or more of them, as debtors, and state that such opinions are also subject to any financing statements that may be on file in connection with the Credit Agreement and the ISDA Agreements, (I) state that they express no opinion with respect to the accuracy of descriptions of real or personal property or any permits to own or operate any real or personal property, (J) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; (K) with respect to the opinion expressed in paragraph (xii), assume that no party to any of the agreements filed as exhibits to the Registration Statement will in the future take any discretionary action (including a decision not to act) permitted under any of such agreements that would result in a violation of any of the Organizational Documents governing the General Partner and the Delaware Partnership Entities or a violation of law or constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute such a default) by such party under any other agreement to which such party is a party or by which it or its property is bound or under any court or administrative order, writ, judgment or decree that names such party or is directed to it or its property or the creation or imposition of any lien, charge or encumbrance upon any property or assets of any such party, (L) with respect to the opinion expressed in paragraph (xii), assume that the law of any state (other than Delaware) governing any agreements filed as exhibits to the Registration Statement is not materially different than Delaware law with respect to the subject matter thereof; (M) state that such opinions are furnished to the Underwriters in connection with the transactions contemplated by this Agreement and are solely for the benefit of the Underwriters in connection with such transactions and may not be used or relied upon by the Underwriters for any other purpose and may not be used or relied upon for any purpose by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, (N) state that such opinions are not to be quoted or reproduced in whole or in part or otherwise referred to in any manner, nor are they to be filed with any governmental agency or delivered to any other person, without such counsel’s prior written consent, provided such opinions may be used, reproduced and otherwise distributed in connection with litigation or disputes involving the Underwriters and relating to the purchase and distribution of the Units, and (O) state that such opinions are given as of such Time of Delivery, and that such counsel does not undertake any (and disclaims any) obligation to update such opinions or advise the Underwriters of any events occurring subsequent to such Time of Delivery that might affect any of the matters covered by any of such opinions.

(d) Barnes & Thornburg LLP, special counsel to the Partnership with respect to the State of Indiana, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Calumet has been duly formed and is validly existing as a limited partnership under the Indiana LP Act, with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, in each case, in all material respects as described in the Pricing Disclosure Package and the Prospectus. Calumet is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

(ii) Each of Calumet Shreveport and the Shreveport Subsidiaries has been duly formed and is validly existing as a limited liability company under the Indiana LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case, in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of Calumet Shreveport and the Shreveport Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

(iii) The OLP GP is the sole general partner of Calumet and owns of record a 10% general partner interest in Calumet; and such general partner interest has been duly authorized and validly issued in accordance with the Calumet Agreement.

(iv) The Operating Company is the sole limited partner of Calumet and owns of record a 90% limited partner interest in Calumet; and such limited partner interest has been duly authorized and validly issued in accordance with the Calumet Agreement and is fully paid (to the extent required under the Calumet Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-16-6-2 and IC 23-16-7-8 of the Indiana LP Act).

(v) Calumet owns of record a 100% membership interest in Calumet Shreveport; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Calumet Shreveport (as the same may be amended or restated at or prior to each Time of Delivery, the “Calumet Shreveport Agreement”) and is fully paid (to the extent required under the Calumet Shreveport Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) and IC 23-18-5-7 of the Indiana LLC Act); and Calumet owns of record such membership interest free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the Calumet Shreveport Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and other than those arising under the Credit Agreement and the ISDA Agreements.

(vi) Calumet Shreveport owns of record a 100% membership interest in each of the Shreveport Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of Shreveport Lubes and Shreveport Fuels (as the same may be amended or restated at or prior to each Time of Delivery, the “Shreveport Subsidiary Agreements”) and are fully paid (to the extent required under the Shreveport Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) and IC 23-18-5-7 of the Indiana LLC Act); and Calumet Shreveport owns of record such membership interests free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the Shreveport Subsidiary Agreements), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet Shreveport as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and those arising under the Credit Agreement and the ISDA Agreements.

(vii) Calumet owns of record a 100% membership interest in Calumet Penreco; and Calumet owns of record such membership interest free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the limited liability company agreement of Calumet Penreco (as the same may be amended or restated at or prior to each Time of Delivery), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising under the Credit Agreement and the ISDA Agreements.

(viii) Calumet owns of record 100% of the capital stock of Reseller; and Calumet owns of record such capital stock free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the certificate of incorporation and bylaws of Reseller (as the same may be amended or restated at or prior to each Time of Delivery), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL and those arising in connection with the Credit Agreement and the ISDA Agreements.

(ix) Calumet owns of record a 100% membership interest in Calumet Superior; and Calumet owns of record such membership interest free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus or otherwise contained in the limited liability company agreement of Calumet Superior (as the same may be amended or restated at or prior to each Time of Delivery), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising under the Credit Agreement and the ISDA Agreements.

(x) To the knowledge of such counsel, Heritage, Grube Grat and Fehsenfeld each own membership interests in the General Partner; Heritage, Grube Grat and Fehsenfeld own such membership interests free and clear of all liens, encumbrances (except for restrictions on transferability set forth in the General Partner Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Heritage, Grube Grat or Fehsenfeld, as the case may be, as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xi) The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Indiana. Each of the General Partner, the Operating Company, the OLP GP, Calumet Superior and Calumet Penreco has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Indiana.

(xii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any of Calumet, Calumet Shreveport or the Shreveport Subsidiaries (collectively, the “Indiana Partnership Entities”), in each case, pursuant to the Calumet Agreement, the Calumet Shreveport Agreement and the Shreveport Subsidiary Agreements or, to the knowledge of such counsel, any other agreement or instrument to which such entities are a party or by which any of them may be bound other than the Credit Agreement and the ISDA Agreements.

(xiii) None of the offering, issuance and sale by the Partnership of the Firm Units or the Optional Units, as the case may be, being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the organizational documents of any of the Indiana Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Indiana Partnership Entities or their properties may be bound (other than any agreement filed as an exhibit to the Registration Statement or the Incorporated Documents, including but not limited to the Credit Agreement and Collateral Trust Agreement, or any ISDA Agreement), or (iii) results or will result in any violation of the Indiana LP Act, the Indiana LLC Act or the laws of the State of Indiana, or any order, judgment, decree or injunction known to such counsel of any Indiana court or governmental agency or body to which any of the Indiana Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole.

(xiv) Upon the consummation of the offering and sale of the Units contemplated hereby, (i) the liability of the Partnership for the liabilities of Calumet arising solely from the status of the Partnership as the sole member of the limited partner of Calumet will not be governed by the laws of the State of Indiana and (ii) the liability of the Partnership’s unitholders for the liabilities of the Partnership or the Operating Subsidiaries arising solely from the status of the Partnership’s unitholders as limited partners of the Partnership will not be governed by the laws of the State of Indiana.

(xv) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Indiana having jurisdiction over the Partnership Entities or their respective properties or assets is required for the offering, issuance and sale by the Partnership of the Units, except (i) for such consents which (A) may be required under applicable federal or state securities or “Blue Sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of FINRA in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Prospectus, in each case as to which such counsel need not express any opinion, (B) have been, or prior to the First Time of Delivery will be, obtained or made, (C) are of a routine or administrative nature, (D) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, (E) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business and (F) if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement, or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Indiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Indiana (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you).

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent;

(e) Cook, Yancey, King & Galloway APLC, special counsel to the Partnership with respect to the State of Louisiana, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Calumet has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Louisiana. Each of the Operating LLCs (other than Calumet Superior, Calumet Missouri, Calumet Montana, the Calumet RP Entities, Royal Purple, TruSouth Oil, Calumet San Antonio and Calumet North Dakota) has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Louisiana. Reseller has been duly qualified or registered as a foreign corporation for the transaction of business under the laws of the State of Louisiana.

(ii) Upon the consummation of the offering and sale of the Units contemplated hereby, (i) the liability of the Partnership for the liabilities of Calumet arising solely from the status of the Partnership as the sole member of the limited partner of Calumet will not be governed by the laws of the State of Louisiana and (ii) the liability of the Partnership’s unitholders for the liabilities of the Partnership or the Operating Subsidiaries arising solely from the status of the Partnership’s unitholders as limited partners of the Partnership will not be governed by the laws of the State of Louisiana.

(iii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Louisiana having jurisdiction over the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, except (A) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions contemplated by this Agreement and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the offering and sale of the Units contemplated hereby, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Pricing Disclosure Package and the Prospectus in the State of Louisiana by the Partnership Entities and impair the ability of any of the Calumet Parties to consummate the transactions contemplated by this Agreement or (E) as disclosed in the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Louisiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Louisiana (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent;

(f) Fulbright & Jaworski L.L.P., special counsel for the Partnership, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that none of the offering, issuance and sale by the Partnership of the Firm Units or the Optional Units, as the case may be, being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in the creation of a lien, under the Credit Agreement or the ISDA Agreements.

(g) Gregory J. Morical, Corporate Counsel for the Partnership, shall have furnished to you his written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that, to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus but are not so described as required.

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, and also at each Time of Delivery (provided such letter shall also address the Prospectus), (i) Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, confirming that they are an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board and stating that in their opinion the financial statements and schedules of the Partnership examined by them and included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board; and containing such other statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information with respect to the Partnership contained in the Registration Statement and the Pricing Disclosure Package; provided that the letter delivered on the date hereof shall use a “cut-off” date no more than five days prior to the date hereof and the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; (ii) Briggs & Veselka Co. shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing such statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information related to Royal Purple contained in the Registration Statement and the Pricing Disclosure Package; and (iii) Deloitte & Touche LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information related to Calumet Montana and Great Divide Pipeline Corporation contained in the Registration Statement and the Pricing Disclosure Package.

(i) (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capitalization or increase in long-term debt of any of the Partnership Entities or any change or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners’ equity, members’ equity or results of operations of any of the Partnership Entities otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(j) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the debt securities of any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is used in Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any Partnership Entity;

(k) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Partnership’s securities on

NASDAQ; (iii) a general moratorium on commercial banking activities declared by federal, New York State, Louisiana State or Indiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Barclays Capital Inc. is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(l) Proper notifications regarding the listing of the Units on the Nasdaq Global Select Market shall have been submitted to and received by The Nasdaq Stock Market LLC;

(m) The Partnership shall have obtained and delivered to the Underwriters executed copies of a letter agreement from each officer and director of the General Partner and from each of Fehsenfeld, Grube Grat and the Heritage Group substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

(n) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Calumet Parties satisfactory to you as to the accuracy of the representations and warranties of the Calumet Parties herein at and as of such Time of Delivery, as to the performance by the Calumet Parties of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. Indemnification.

(a) The Calumet Parties, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of any Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or “any issuer information” filed or required to be filed by Rule 433(d) under the Act, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made), not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred;

provided, however, that each of the Calumet Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with any written information furnished to the Partnership by any Underwriter through Barclays Capital Inc. expressly for use therein; it being understood and agreed that the only such information consists of the following: the fifth and eighth through eleventh paragraphs of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Calumet Parties, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and each person who controls the Calumet Parties within the meaning of either the Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Calumet Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Barclays Capital Inc. expressly for use therein; and will reimburse such Calumet Party for any legal or other expenses reasonably incurred by such Calumet Party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Calumet Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Calumet Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Calumet Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Calumet Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Calumet Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Calumet Parties under this Section 9 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner) and to each person, if any, who controls any of the Calumet Parties within the meaning of the Act.

10. Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, then the non-defaulting Underwriters may in their discretion arrange for another party or other parties satisfactory to the Partnership to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that the non-defaulting Underwriters have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, the non-defaulting Underwriters or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in their opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted pursuant to and in accordance with this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except the expenses to be borne by the Partnership and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the General Partner, and shall survive delivery of and payment for the Units.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. (a) In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Barclays Capital Inc. on your behalf.

(b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: 646-834-8133); Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD IBD; J.P. Morgan Securities LLC at Attention: Equity Syndicate Desk, 383 Madison Avenue, New York, New York 10179 (facsimile: (212) 622-8358); and RBC Capital Markets, LLC at 3 World Financial, 8th Floor, 200 Vesey Street, New York, NY 10281, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; and if to a party to the lock-up letters described in Section 8(m) shall be delivered or sent by mail, telex or facsimile transmission to the address set forth in such party’s lock-up letter; provided, however, that notices under Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request; provided, however, that notices under Section 5(e) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: 646-834-8133). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

(c) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Calumet Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Each of the Calumet Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. Notwithstanding anything herein to the contrary, the Partnership is authorized, subject to applicable law, to disclose to any persons any and all aspects of this potential transaction that are necessary to support any U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Calumet Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

(Remainder of page intentionally left blank. Signature page follows.)

Very truly yours,

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Senior Vice President, Chief Financial Officer and Secretary

CALUMET GP, LLC

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Senior Vice President, Chief Financial Officer and Secretary

Accepted as of the date hereof, on behalf of themselves and each of the Underwriters:

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

BARCLAYS CAPITAL INC.		MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Victoria Hale	By:	/s/ Karl F. Schlopy
	Name: Victoria Hale		Name: Karl F. Schlopy
	Title: Vice President		Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC		J.P. MORGAN SECURITIES LLC

By:	/s/ Sameer Parasnis	By:	/s/ Yaw Asamoah-Duodu
	Name: Sameer Parasnis		Name: Yaw Asamoah-Duodu
	Title: Director		Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Jennifer Caruso
Name: Jennifer Caruso
Title: Director

SCHEDULE I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised
Barclays Capital Inc.	1,181,250	177,191
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,023,750	153,562
Credit Suisse Securities (USA) LLC	708,750	106,312
J.P. Morgan Securities LLC	708,750	106,312
RBC Capital Markets, LLC	708,750	106,312
Deutsche Bank Securities Inc.	393,750	59,062
Goldman, Sachs & Co.	393,750	59,062
MLV & Co. LLC	131,250	19,687
Total	5,250,000	787,500

SCHEDULE II(A)

Materials/Information Other Than the Pricing Prospectus

That Comprise the Pricing Disclosure Package

Number of Firm Units: 5,250,000

Price to the Public: $37.50 per Unit

SCHEDULE II(B)

Issuer Free Writing Prospectuses Not Included

in the Pricing Disclosure Package

None.

ANNEX I

FOREIGN QUALIFICATIONS

Entity	Jurisdiction

Calumet Specialty Products Partners, L.P.	Indiana

Calumet Operating, LLC	Indiana

Calumet LP GP, LLC	Arkansas, California, Florida, Georgia, Illinois, Indiana, Massachusetts, Mississippi, Ohio, South Carolina, Texas

Calumet Lubricants Co., Limited Partnership	Arizona, Arkansas, California, Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New Mexico, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Wisconsin

Calumet Shreveport, LLC	Louisiana

Calumet Shreveport Lubricants & Waxes, LLC	Arkansas, California, Connecticut, Florida, Georgia, Illinois, Kentucky, Louisiana, Mississippi, Missouri, New Mexico, New Jersey, Ohio, Oklahoma, Texas, Virginia, Wisconsin

Calumet Shreveport Fuels, LLC	Arizona, Arkansas, Connecticut, Georgia, Illinois, Kentucky, Louisiana, Mississippi, Missouri, Ohio, Texas, Virginia

Calumet Sales Company Incorporated	Louisiana

Calumet GP, LLC	Arizona, California, Colorado, Connecticut, Georgia, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Montana, New Jersey, New Mexico, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Wisconsin

Calumet Penreco, LLC	Arizona, California, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Minnesota, Missouri, New Jersey, New York, Ohio, Oregon, Pennsylvania, Texas, Washington, Wisconsin

Calumet Superior, LLC	Alberta, Arizona, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, North Dakota, Ontario, Saskatchewan, South Dakota, Utah, Wisconsin

Calumet Missouri, LLC	Missouri

Calumet Montana Refining, LLC	Idaho, Montana, Ontario, Saskatchewan, Washington

Calumet North Dakota, LLC	North Dakota

Calumet RP I, LLC	None

Calumet RP II, LLC	None

Calumet RP III, LLC	None

Calumet RP IV, LLC	None

Royal Purple, LLC	Texas

TruSouth Oil, LLC	Alaska, California, Florida, Georgia, Kansas, Mississippi, New Hampshire, Texas, Vermont, Wyoming

S&S International Mining Enterprises, Inc.	None

Calumet San Antonio Refining, LLC	Texas